UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Current Report on Form 8-K of Coty Inc. (NYSE: COTY) (the “Company”) filed on January 14, 2019, Laurent Kleitman left his position as President, Consumer Beauty. On February 1, 2019, the Company and Mr. Kleitman entered into a separation agreement under which Mr. Kleitman will receive the severance benefits provided for under his existing employment agreement (previously filed as Exhibit 10.26 to the Company’s Form 10-K filed August 23, 2017) as if his employment were terminated without Cause, as well as certain supplemental severance amounts so long as he provides the release and complies with the post-termination employment covenants, in each case contemplated by the separation agreement. Pursuant to the separation agreement, Mr. Kleitman will continue to receive his fixed and variable remuneration and benefits in kind until October 31, 2019. The supplemental severance amount includes the payment of an additional twelve months of base salary (equal to $812,000, less applicable withholding and statutory deductions).

The foregoing description is qualified in its entirety by reference to the full text of the separation agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: February 7, 2019	By:	/s/Greerson G. McMullen
Greerson G. McMullen
Chief Legal Officer, General Counsel and Secretary